UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2026

Velo3D, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39757	98-1556965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2710 Lakeview Court,
Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(408) 610-3915

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value per share	VELO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On February 20, 2026 (the “Original Filing Date”), Velo3D, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) disclosing, under Item 5.02, certain compensation arrangements for the Company’s Chief Executive Officer, Arun Jeldi.z

The Original Form 8-K indicated that Mr. Jeldi would be entitled to a performance-based stock option grant and described such award as an “annual” award. This characterization did not accurately reflect the Compensation Committee’s intent.

This Amendment No. 1 to Current Report on Form 8-K (this “Amendment”) is being filed solely to (i) clarify that the contemplated performance-based stock option grant is intended to be a one-time award in lieu of routine annual equity awards over a multi-year period and not an annual award, and (ii) update the disclosure to provide additional details regarding the expected material terms of such one-time award. Except as described in this Amendment, the Original Form 8-K remains unchanged.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company is filing this Amendment to clarify that the Compensation Committee expects to make a one-time performance-based stock option award to Mr. Jeldi, our Chief Executive Officer, in 2026 (the “2026 Performance Award”). The Original Form 8-K erroneously indicated that the award would be an annual award, which did not accurately reflect the Compensation Committee’s intent. Instead, the 2026 Performance Award is intended to replace routine annual equity grants to Mr. Jeldi for a four year period (2026 through 2029). The 2026 Performance Award has been designed in consultation with the Compensation Committee’s independent compensation consultant.

The 2026 Performance Award is expected to be sized at 3% of the total outstanding common stock of the Company on the grant date, have a ten-year term and have an exercise price equal to the fair market value per share of the Company’s common stock on the grant date. The 2026 Performance Award is expected to vest upon the achievement of the following market capitalization milestones within five years following the grant date: 10% of the options will vest when the Company’s market capitalization reaches $1 billion; an additional 20% when it reaches $3 billion; an additional 30% when it reaches $5 billion; and the final 40% when it reaches $10 billion, provided in each case that Mr. Jeldi remains in service with the Company through the achievement of the applicable valuation milestone.

The Compensation Committee expects to grant the 2026 Performance Award shortly following the Company’s 2026 annual meeting of stockholders. However, if there are not then sufficient shares available for the award under the Company’s equity incentive plan (the “EIP”), the Compensation Committee will need to take a different approach. In that case, the Compensation Committee may choose to grant a portion of the award to Mr. Jeldi with respect to shares then available under the EIP and issue the remainder of the award to Mr. Jeldi after the automatic January 1, 2027 evergreen increase in the shares subject to the EIP, or it may choose to provide compensation to Mr. Jeldi on different terms.

The foregoing description of Mr. Jeldi’s 2026 Performance Award does not purport to be complete and is qualified in its entirety by the full text of the applicable award agreement, which the Company intends to file as an exhibit to the Company’s applicable periodic report after the award is granted.

Except as expressly set forth in this Amendment, the Original Form 8-K is not being amended or updated by this Amendment and remains in effect as of its original filing date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Velo3D, Inc.

Date: April 27, 2026	By:	/s/ James Suva
James Suva
Chief Financial Officer